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                                                                    Exhibit 10.8

                              OMNOVA SOLUTIONS INC.

                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS

                           (Effective October 1, 1999)





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                              OMNOVA SOLUTIONS INC.
                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS

                                TABLE OF CONTENTS
                                -----------------

Article            Section                                                                             Page
-------            -------                                                                             ----
   1                                      Establishment of Plan                                           1
                                          ---------------------

   2                                      Definitions and Construction
                                          ----------------------------
                   2.1                    Definitions                                                     1
                   2.2                    Construction                                                    9

   3                                      Eligibility and Participation                                  10
                                          -----------------------------
   4                                      Deferral of Director Fees
                   4.1                    Deferral Election                                              10
                   4.2                    Irrevocability                                                 12

   5                                      Investment Programs
                                          -------------------
                   5.1                    Individual Accounts                                            12
                   5.2                    No Trust Fund                                                  13
                   5.3                    Description of Investment
                                            Programs                                                     13
                   5.4                    Responsibility for Investment
                                            Choices                                                      16

   6                                      Distribution of Deferred Amounts
                                          --------------------------------
                   6.1                    Distribution                                                   16
                   6.2                    Survivor Benefits                                              17
                   6.3                    Conflict of Interest                                           18
                   6.4                    Change in Control                                              18
                   6.5                    Conversion and Adjustment in
                                            Event of Recapitalization                                    19

   7                                      Miscellaneous
                                          -------------
                   7.1                    Finality of Determinations                                     20
                   7.2                    Plan Administration                                            20
                   7.3                    Amendment, Suspension or
                                            Termination of the Plan                                      21
                   7.4                    Limitations on Transfer                                        21
                   7.5                    Governing Law                                                  21
                   7.6                    Expenses of Administration                                     21

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                              OMNOVA SOLUTIONS INC.
                           DEFERRED COMPENSATION PLAN
                            FOR NONEMPLOYEE DIRECTORS


                                    Article 1

                              Establishment of Plan
                              ---------------------

         Omnova Solutions Inc. ("Company"), hereby adopts the deferred compensation plan set forth herein, effective as of October 1, 1999. The purpose of the Plan is to provide the Company's Nonemployee Directors with the opportunity to defer the receipt of Director Fees on a pre-tax basis and to earn investment income on the amount of their deferred fees.

         In addition, the Company has assumed (subject to legal requirements for director acquiescence) the obligations of GenCorp Inc. as of September 30, 1999 to pay deferred compensation, under the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors to all GenCorp Directors resigning to become members of the Company's Board as of October 1, 1999. Such assumed obligations will be credited to investment programs and distributed in accordance with the terms of this Plan.

                                    Article 2

                          Definitions and Construction
                          ----------------------------

         2.1 DEFINITIONS. The following capitalized words and phrases when used in the text of the Plan shall have the meanings set forth below:

            (a)   "Board" means the Board of Directors of the Company.

            (b) "Calendar Year" means each consecutive twelve-month period commencing January l and ending December 31.

            (c) CHANGE IN CONTROL: The occurrence of any of the following events, subject to the provisions of paragraph (5) hereof:

                  (1) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

                  (2) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a "Person")) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a "Beneficial Owner")) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or



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                  (3)   The individuals who, at the beginning of any period of
                        two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's stockholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

                  (4) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (1), (2) or (3) hereof and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.

                  (5) Notwithstanding the foregoing provisions of this Section 2.1(c):

                        (A) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (iv) hereof shall be abandoned, or any such


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                                accumulations of shares shall be dispersed or
                                otherwise resolved, the Board may determine that a Change in Control has not occurred and, by notice to the Executive, nullify the effect thereof, but without prejudice to any action that may have been taken prior to such nullification.

                        (B) Unless otherwise determined in a specific case by the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (2) hereof solely because (i) the Company, (ii) a subsidiary of the Company, or
                                (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

        (c)     "Company" means Omnova Solutions Inc.

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        (d)     "Deferral Dates" means the dates on which Director Fees are paid, namely January 15, April 15, July 15 and October 15.

        (e)     "Director" means a member of the Board.

        (f) "Director Fees" means the aggregate compensation payable by the Company to a Director, including annual retainer, chairman's fee and meeting attendance fees.

        (g)     "Effective Date" means October 1, 1999.

        (h)     "Market Value" means

                (1) in the case of shares of Omnova Solutions Common Stock (except as otherwise provided in Section 6.4 hereof), the closing price (or if no trading occurs on any trading day, the mean between the closing bid and asked prices) as quoted in the New York Stock Exchange Composite Transactions as published in the Wall Street Journal (or, if not so listed, as quoted on such other exchange on which such securities shall then be listed, or if unlisted, the mean average between the over-the-counter high bid and low asked quotation) on the day for which the determination is to be made, or if such day is not a trading day, the trading day immediately preceding such day, and as used in Section
                        6.5 hereof, in the event of a Recapitalization, the weighted average of the trading prices on the day (or the weighted average of such trading prices on such trading days) following the occurrence thereof as determined by the


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                        Organization and Compensation Committee of the Board in
                        its discretion, or in the event of an issuer tender offer in connection with a Recapitalization, the weighted average of the trading prices on the trading day immediately following the termination date of such issuer tender offer, or any extensions thereof (or the weighted average of such trading prices on the five trading days immediately following such termination date) as determined by the Organization and Compensation Committee in its discretion, and

                (2) in the case of shares of the Designated Equity Fund (i) for a bank commingled fund, the closing price of a share as determined by the trustee of such fund, (ii) for a closed-end fund, the closing price of a share on the New York Stock Exchange, or (iii) for an open-end mutual fund, the net asset value per share of a share as determined by such fund, on the date for which the determination is to be made, or if such date is not a trading day, the trading day immediately preceding such determination date.

        (i) "Nonemployee Director" means a Director who is not an employee of the Company.

        (j) "Participant" means a Nonemployee Director who elects to defer all or a portion of his Director Fees in accordance with Article 4.

        (k) "Plan" means the Omnova Solutions Inc. Deferred Compensation Plan for Nonemployee Directors, as amended from time to time.
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         (l)      "Recapitalization" means a significant change in the capital structure of the Company (which may include an issuer tender offer made to all of the Company's shareholders to purchase outstanding shares of the Company's Common Stock), as determined in the discretion of the Board as constituted immediately prior to the occurrence thereof.

         2.2 CONSTRUCTION. Whenever any word is used herein in the singular form, it shall be construed as though it were also used in the plural form in all cases where it would so apply. Headings of articles and sections are inserted for convenience and reference, and they constitute no part of the Plan. Except where otherwise indicated by the context, any masculine terminology herein shall include the feminine and neuter.




                                    Article 3

                          Eligibility and Participation
                          -----------------------------

         Any Nonemployee Director shall be eligible to participate in the Plan. A Nonemployee Director may become a Participant in the Plan by electing to defer all or a portion of his Director Fees in accordance with Article 4.

                                    Article 4

                            Deferral of Director Fees
                            -------------------------

         4.1 DEFERRAL ELECTION. By written notice to the Secretary of the Company which is either received by the Secretary or postmarked not later than December 31


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preceding the beginning of a Calendar Year, any Nonemployee Director may elect to defer all or a portion of the Director Fees which may be payable to him for services rendered during such Calendar Year and to have such deferred Director Fees held for his benefit under the terms of this Plan. Any election made by a Participant pursuant to this Section 4.1 must specify his amount of deferral, investment choice[s] and time and manner of distribution, as described in subsections (a), (b) and (c) below:

         (a) AMOUNT OF DEFERRAL. Subject to a minimum annual deferral of $5,000, a Participant must specify the amount of his deferral as

                  (1)      his total Director Fees for the Calendar Year,

                  (2) a percentage of his total Director Fees for the Calendar Year, or

                  (3) a flat annual dollar amount not in excess of his total Director Fees for the Calendar Year.

                  If a Participant elects to defer less than 100 percent of his Director Fees, deferrals pursuant to paragraphs (2) or (3) will be deducted by the Company on a pro rata basis from the regular quarterly payments of Director Fees. Notwithstanding any other provisions hereof, a Participant may not defer any portion of his Director Fees which is attributable to attendance at meetings held prior to the Effective Date.

         (b) INVESTMENT CHOICES. A Participant must specify the amount or percentage of his deferred Director Fees to be applied to one or more of the following investment programs as further described in Article 5:

                  (1)      Omnova Solutions Stock Fund;
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                  (2)      Designated Equity Fund;

                  (3)      Cash Deposit Fund.

         (c) DISTRIBUTION. A Participant must elect to receive the cash value of his deferred Director Fees, plus earnings thereon,

                  (1) in either (i) a single payment, or (ii) in two or more approximately equal annual installments, not to exceed ten; and

                  (2) commencing, at his election, (i) 30 days following the date he ceases to be a Director, (ii) on a fixed future date specified in the written election notice, or (iii) upon the Participant's attainment of an age specified by him in the written election notice.

                  In addition, a Participant may elect to have the cash value of his deferred Director Fees, plus earnings thereon, distributed as a single payment within 60 days in the event of his death or termination of service on the Board due to physical or mental disability, notwithstanding any election made by the Participant pursuant to paragraphs (1) and (2) above.


         4.2 IRREVOCABILITY. Deferral elections made under this Plan with respect to any Calendar Year will be final and, after commencement of such Calendar Year, cannot be amended or revoked in respect of Director Fees for services rendered during such Calendar Year.

                                   Article 5

                              Investment Programs
                              -------------------





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         5.1      INDIVIDUAL ACCOUNTS. When a Participant has made a deferral election pursuant to Section 4.1, the Company shall establish an account on its books in his name and shall, in the case of the investment programs described in Sections 5.3(a) and (b), cause to be credited to such account as of each Deferral Date the number of full and fractional phantom shares which could be purchased with the amount deferred on such Deferral Date and, in the case of the investment program described in Section 5.3(c), cause to be credited to such account as of each Deferral Date the dollar amount deferred on such Deferral Date.

         5.2 NO TRUST FUND. The Company shall not be required to reserve or otherwise set aside funds for the payment of any amounts credited to any account created hereunder. In addition, the Company shall not, and shall not be required to, actually purchase any stock, security or mutual fund units described in Sections 5.3 (a) and (b).

         5.3      DESCRIPTION OF INVESTMENT PROGRAMS.

         (a) OMNOVA SOLUTIONS STOCK FUND. Under this program, the Participant's account shall be credited with the number of full and fractional phantom shares of Omnova Solutions Common Stock which would be purchasable at the Market Value on the Deferral Date with the deferred amount designated for this investment program.

                  (1) In the event that the shares of Omnova Solutions Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, merger, consolidation, recapitalization, stock split-up, combination of shares, stock offerings, spin-off or otherwise, such number of phantom shares of Omnova Solutions Common Stock as shall be credited to the account of any Participant as of the record date for such action shall be proportionately or appropriately adjusted as of the payment or effective date to reflect such action. If any such adjustment shall result in a fractional share, such fractional phantom share shall also be credited to the account of the Participant.

                  (2) The Participant's account shall further be credited with the number of phantom shares, including fractions, which would be purchasable at the Market Value on the date a dividend is paid on Omnova Solutions Common Stock, with an aggregate amount equal to any dividend or the value of any other distribution (other than a distribution for which an adjustment in the number of phantom shares in the account is made pursuant to paragraph (1)) paid on that number of shares of Omnova Solutions Common Stock which is equivalent to the number of phantom shares credited to the Participant's account on the record date of such dividend or other distribution.

         (b)      DESIGNATED EQUITY FUND.

                  (1) The Designated Equity Fund initially shall be the Bankers Trust Company BT Pyramid Commingled S&P 500 Equity Index Fund, a bank commingled fund, which is designed to match the performance of and changes in Standard and Poor's 500 Index. The Designated Equity Fund may be changed from time to time by action of the Board, except that such change shall be only for future application and shall not affect the phantom shares previously credited to the account of any Participant.

                  (2) Under this program, the Participant's account is credited with the number of full and fractional phantom shares of the Designated Equity Fund, which could be purchased at the Market Value on the Deferral Date with the deferred amount designated for this investment program.

                  (3) If and when any dividend is declared and paid, the Participant's account shall further be credited with the number of phantom shares, including fractions, which could be purchased at the Market Value on the dividend payment date with an aggregate amount equal to any ordinary or capital cash dividend paid on that number of shares of the Designated Equity Fund which is equivalent to the number of phantom shares credited to the Participant's account on the dividend record date.

         (c) CASH DEPOSIT FUND. Under this program, the Participant's account is credited on the Deferral Date with that deferred dollar amount designated for this investment program. After the end of each Calendar Year quarter, there shall further be credited to each Participant's account an amount equal to three months' interest on the average balance credited to such account during such quarter computed at the prime interest rate payable by the Company at the beginning of each such quarter as determined by the Treasurer of the Company.

         5.4 RESPONSIBILITY FOR INVESTMENT CHOICES. Each Nonemployee Director is solely responsible for his decision to participate in the Plan and accepts all investment risks entailed by his participation and/or selection of an investment program, including the risk of loss of and a decrease in the value of his deferred Director Fees.

                                   Article 6

                        Distribution of Deferred Amounts
                        --------------------------------

         6.1 DISTRIBUTION. Subject to the terms of Sections 6.2, 6.3, 6.4 and 6.5, a Participant's interests in the Plan shall be distributed to him in accordance with his elections made pursuant to Section 4.1(c). All amounts shall be distributed in cash.

         In the case of phantom shares credited to a Participant's account in the Omnova Solutions Stock Fund or Designated Equity Fund of the Plan, the value of a Participant's interest on any distribution date elected by a Participant, whether such distribution is to be made in a single payment or in annual installments, will be the product of the pro rata portion of the Participant's phantom shares which is to be distributed on such date multiplied by the Market Value of Omnova Solutions Common Stock or shares of the Designated Equity Fund, as the case may be, on such distribution date. In the case of annual installments, the value of a Participant's interest on each annual distribution date after the initial distribution will be calculated in a like manner based upon the applicable Market Value on each subsequent distribution date.

         In the case of the Cash Deposit Fund, if a single payment has been elected, the entire cash value of a Participant's account on the distribution date will be paid in a single payment. Where annual installments have been elected, the cash value of the pro rata portion of the Participant's account balance to be distributed on such date (plus accrued interest thereon), shall be paid to the Participant on each annual installment distribution date.

         6.2 SURVIVOR BENEFITS. If a Participant dies before all or any portion of his interests under the Plan have been distributed to him, the interests remaining to be paid shall be distributed, on the date or dates and in the manner specified in such Participant's written deferral elections, to such beneficiary or beneficiaries as the Participant may have designated in writing to the Company or, in the absence of any such designation to his estate or to, or as directed by, his legal representatives.

         6.3 CONFLICT OF INTEREST. Notwithstanding any election made by a Participant, in the event that a Participant terminates his service on the Board due to a conflict of interest resulting from such Participant becoming a proprietor, director, officer, partner, employee, or otherwise becoming affiliated with any business that is in competition with the Company or any of its subsidiaries, directly or indirectly, or becoming employed by any governmental agency having jurisdiction over the activities of the Company or any of its subsidiaries, the entire balance of his deferred Director Fees, including earnings thereon, shall be paid immediately to him in a single payment.

         6.4      CHANGE IN CONTROL.

         (a) Notwithstanding any other provisions of the Plan, in the event a director?s service on the Board is terminated involuntarily within three years following a Change in Control, each Participant shall be immediately paid, in a single payment, the sum of (1) the Cash Value of his Omnova Solutions Stock Fund account, (2) the Market Value of his Designated Equity Fund account and (3) the cash value of his Cash Deposit Fund account.

         (b) For purposes of this Section 6.4, the Cash Value of a Participant's Omnova Solutions Stock Fund account shall be determined using as a conversion price the greater of (1) the tender offer or exchange offer price (if any), or (2) the highest market value of Omnova Solutions Common Stock (or other security for which Omnova Solutions Common Stock may have been exchanged pursuant to Section 5.3(a)(1)) during the ninety-day period preceding the Change in Control.

         6.5      CONVERSION AND ADJUSTMENT IN EVENT OF RECAPITALIZATION.

         Notwithstanding any other provisions of the Plan, upon the occurrence of a Recapitalization, all shares credited to the Participant's account in the Omnova Solutions Stock Fund ("Shares") shall first be adjusted to a Cash Value either (x) in the event of a Recapitalization not occurring in connection with an issuer tender offer, by multiplying the aggregate number of Shares by an amount, on a per share basis, equal to the prorated value as determined by the Organization and Compensation Committee of the Board of the (A) Cash and Market Value of any security or property distributed to shareholders in connection with the Recapitalization, (B) Cash and

Market Value of any security or property paid to shareholders in exchange for Omnova Solutions Common Stock in connection with the Recapitalization, and (C) Market Value of Omnova Solutions Common Stock (or its successor), or (y) in the event of a Recapitalization occurring in connection with an issuer tender offer, by determining the sum of A + B obtained pursuant to the following calculations:

                    Tender Offer
Aggregate  X        Proration           X      Tender            =        A
Shares              Rate                       Offer Price

                                      and

                      Tender Offer
Aggregate  X   one -  Proration         X      Market            =        B
Shares                Rate                     Value

         For purposes of the foregoing calculations, the term Tender Offer Proration Rate shall mean the ratio (excluding consideration of any odd lot shares tendered or repurchased) of the number of shares repurchased by the Company in an issuer tender offer to the number of shares tendered to the Company in connection with such offer.

         The Cash Value of Shares determined in (x) or (y) above, together with the aggregate Market Value of the Participant's interests, if any, in the Designated Equity Fund, and the cash value, if any, of the Participant's interests in the Cash Deposit Fund shall be payable to the Participant in a single payment within thirty days thereafter.

                                    Article 7

                                  Miscellaneous
                                  -------------

         7.1 FINALITY OF DETERMINATIONS. Authority to determine contested issues or claims arising under the Plan shall be vested in the Omnova Solutions Administrative Committee, and any determination by the Administrative Committee pursuant to such authority shall be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

         7.2 PLAN ADMINISTRATION. Authority and responsibility for administration of the Plan, including maintenance of Participants' accounts hereunder and preparation and delivery of individual annual account statements to Participants, shall be vested in the Omnova Solutions Administrative Committee. Responsibility for oversight of investment programs, and reporting on the performance thereof to the Board, shall be vested in the Omnova Solutions Benefits Management Committee.

         7.3 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board may amend, suspend or terminate the Plan in whole or in part at any time, provided that such amendment, suspension or termination shall not adversely affect rights or obligations with respect to funds or interests previously credited to the account of any Participant.

         7.4 LIMITATIONS ON TRANSFER. Participants shall have no rights to any funds or interests credited to their accounts except as set forth in this Plan. Such rights may not be anticipated, assigned, alienated or transferred, except in writing to a designated beneficiary or beneficiaries or by will or by the laws of descent and distribution. Any attempt to alienate, sell, exchange, transfer, assign, pledge, hypothecate or otherwise encumber or dispose of any such funds or interests by a Participant shall be void and of no effect. The foregoing limitations shall apply with equal force and effect to any beneficiary or beneficiaries designated by a Participant hereunder.

         7.5 GOVERNING LAW. The Plan shall be governed by the laws of the State of Ohio. The Plan is not governed by the Employee Retirement Income Security Act of 1974.

         7.6 EXPENSES OF ADMINISTRATION. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.